Exhibit 99.1

Boeing Reports Third Quarter Results
Third Quarter 2025
•737 stabilized production at 38 per month; jointly agreed with FAA in October to increase to 42 per month
•Revenue increased to $23.3 billion primarily reflecting 160 commercial deliveries
•Earnings reflects impact of $4.9 billion charge associated with updated 777X certification timing
•Operating cash flow of $1.1 billion and free cash flow (non-GAAP)* of $0.2 billion
•Total company backlog grew to $636 billion, including over 5,900 commercial airplanes

Table 1. Summary Financial Results	Third Quarter			Nine Months
(Dollars in Millions, except per share data)	2025	2024	Change	2025	2024	Change

Revenues	$23,270	$17,840	30%	$65,515	$51,275	28%

GAAP
Loss from operations	($4,781)	($5,761)	NM	($4,496)	($6,937)	NM
Operating margins	(20.5)%	(32.3)%	NM	(6.9)%	(13.5)%	NM
Net loss	($5,339)	($6,174)	NM	($5,982)	($7,968)	NM
Diluted loss per share	($7.14)	($9.97)	NM	($8.25)	($12.91)	NM
Operating cash flow	$1,123	($1,345)	NM	($266)	($8,630)	NM

Non-GAAP*
Core operating loss	($5,049)	($5,989)	NM	($5,283)	($7,769)	NM
Core operating margins	(21.7)%	(33.6)%	NM	(8.1)%	(15.2)%	NM
Core loss per share	($7.47)	($10.44)	NM	($9.22)	($14.52)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, Va., October 29, 2025 – The Boeing Company [NYSE: BA] recorded third quarter revenue of $23.3 billion, reflecting improved operational performance and higher commercial delivery volume. GAAP loss per share of ($7.14) and core loss per share (non-GAAP)* of ($7.47) primarily reflect a pre-tax earnings charge of $4.9 billion on the 777X program, which increased the loss per share by $6.45. The company reported operating cash flow of $1.1 billion and free cash flow (non-GAAP)* of $0.2 billion. Total company backlog at quarter end was $636 billion.
“With a sustained focus on safety and quality, we achieved important milestones in our recovery as we generated positive free cash flow in the quarter and jointly agreed with the FAA in October to increase 737 production to 42 per month,” said Kelly Ortberg, Boeing president and chief executive officer. "While we are disappointed in the 777X schedule delay, the airplane continues to perform well in flight testing, and we remain focused on the work ahead to complete our development programs and stabilize our operations in order to fully recover our company's performance and restore trust with all of our stakeholders."

Table 2. Cash Flow	Third Quarter		Nine Months
(Millions)	2025	2024	2025	2024
Operating cash flow	$1,123	($1,345)	($266)	($8,630)
Less additions to property, plant & equipment	($885)	($611)	($1,986)	($1,582)
Free cash flow*	$238	($1,956)	($2,252)	($10,212)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow was $1.1 billion in the quarter reflecting higher commercial deliveries, as well as working capital timing.

Table 3. Cash, Marketable Securities and Debt Balances	Quarter End
(Billions)	3Q 2025	2Q 2025
Cash and investments in marketable securities[1]	$23.0	$23.0
Consolidated debt	$53.4	$53.3
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities totaled $23.0 billion, which remained stable compared to the prior quarter. The company maintains access to credit facilities of $10.0 billion, which remain undrawn.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Third Quarter			Nine Months
(Dollars in Millions)	2025	2024	Change	2025	2024	Change

Deliveries	160	116	38%	440	291	51%

Revenues	$11,094	$7,443	49%	$30,115	$18,099	66%
Loss from operations	($5,353)	($4,021)	NM	($6,447)	($5,879)	NM
Operating margins	(48.3)%	(54.0)%	NM	(21.4)%	(32.5)%	NM
Commercial Airplanes third quarter revenue increased to $11.1 billion primarily reflecting higher deliveries. Third quarter operating margin was impacted by a charge on the 777X program.
The 737 program stabilized production at 38 per month in the quarter and jointly agreed with the Federal Aviation Administration in October to increase to 42 per month. The 787 program continued stabilizing production at seven per month and progressed on previously-announced investments to expand South Carolina operations. During the quarter, the company updated its assessment of the 777-9 certification timeline and now anticipates first delivery in 2027, resulting in a pre-tax earnings charge of $4.9 billion.
Commercial Airplanes booked 161 net orders in the quarter, including 50 787 airplanes for Turkish Airlines and 30 737-8 airplanes for Norwegian Group. Commercial Airplanes delivered 160 airplanes, the highest quarterly total since 2018, and backlog included over 5,900 airplanes valued at $535 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	Third Quarter			Nine Months
(Dollars in Millions)	2025	2024	Change	2025	2024	Change

Revenues	$6,902	$5,536	25%	$19,817	$18,507	7%
Earnings/(loss) from operations	$114	($2,384)	NM	$379	($3,146)	NM
Operating margins	1.7%	(43.1)%	NM	1.9%	(17.0)%	NM
Defense, Space & Security third quarter revenue of $6.9 billion and operating margin of 1.7 percent reflect stabilizing operational performance and higher volume.
During the quarter, Defense, Space & Security secured a contract from the U.S. Space Force to enhance strategic satellite communication capabilities and partnered with the Royal Australian Air Force to successfully demonstrate autonomous operational capabilities of the MQ-28 Ghost Bat. Backlog at Defense, Space & Security grew to $76 billion with 20 percent representing orders from customers outside the U.S.

Global Services

Table 6. Global Services	Third Quarter			Nine Months
(Dollars in Millions)	2025	2024	Change	2025	2024	Change

Revenues	$5,370	$4,901	10%	$15,714	$14,835	6%
Earnings from operations	$938	$834	12%	$2,930	$2,620	12%
Operating margins	17.5%	17.0%	0.5 pts	18.6%	17.7%	0.9 pts
Global Services third quarter revenue was $5.4 billion driven by higher volume. Operating margin of 17.5 percent primarily reflects favorable commercial volume and mix.
In the quarter, Global Services captured an award from the U.S. Navy for the repair of F/A-18 aircraft landing gear and announced a strategic collaboration agreement with Korean Air focused on advancing predictive maintenance analytics.
Additional Financial Information

Table 7. Additional Financial Information	Third Quarter		Nine Months
(Dollars in Millions)	2025	2024	2025	2024
Revenues
Unallocated items, eliminations and other	($96)	($40)	($131)	($166)
Loss from operations
Unallocated items, eliminations and other	($748)	($418)	($2,145)	($1,364)
FAS/CAS service cost adjustment	$268	$228	$787	$832
Other income, net	$276	$265	$924	$790
Interest and debt expense	($694)	($728)	($2,112)	($1,970)
Effective tax rate	(2.7)%	0.8%	(5.2)%	1.8%
    Unallocated items, eliminations and other primarily reflects timing of allocations.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings/(Loss), Core Operating Margins and Core Earnings/(Loss) Per Share
    Core operating earnings/(loss) is defined as GAAP Earnings/(loss) from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margins is defined as Core operating earnings/(loss) expressed as a percentage of revenue. Core earnings/(loss) per share is defined as GAAP Diluted earnings/(loss) per share excluding the net earnings/(loss) per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings/(loss), core operating margins and core earnings/(loss) per share for purposes of evaluating and forecasting underlying business performance. Management believes these core measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is provided on page 12 and 13.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. See Table 2 on page 2 for a reconciliation of free cash flow to the most directly comparable GAAP measure, operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, industry projections and outlooks, plans, objectives and goals, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate.

These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as the government shutdown and/or significant delays in U.S. government appropriations; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) work stoppages or other labor disruptions; (7) competition within our markets; (8) our non-U.S. operations and sales to non-U.S. customers, including tariffs, trade restrictions and government actions; (9) changes in accounting estimates; (10) our pending acquisition of Spirit AeroSystems Holdings, Inc. (Spirit), including the satisfaction of closing conditions in the expected timeframe or at all; (11) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures, including anticipated synergies and quality improvements related to our pending acquisition of Spirit; (12) our dependence on U.S. government contracts; (13) our reliance on fixed-price contracts; (14) our reliance on cost-type contracts; (15) contracts that include in-orbit incentive payments; (16) management of a complex, global IT infrastructure; (17) compromised or unauthorized access to our, our customers’ and/or our suppliers' information and systems; (18) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (19) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (20) potential environmental liabilities; (21) effects of climate change and legal, regulatory or market responses to such change; (22) credit rating agency actions and our ability to effectively manage our liquidity; (23) substantial pension and other postretirement benefit obligations; (24) the adequacy of our insurance coverage; (25) customer and aircraft concentration in our customer financing portfolio; (26) the dilutive effect of future issuances of our common stock; and (27) the preferential treatment of our 6.00% mandatory convertible preferred stock.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
# # #
Contact:

Investor Relations:	Eric Hill or David Dufault BoeingInvestorRelations@boeing.com
Communications:	Wilson Chow media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
`

	Nine months ended September 30		Three months ended September 30
(Dollars in millions, except per share data)	2025	2024	2025	2024
Sales of products	$54,911	$41,326	$19,642	$14,534
Sales of services	10,604	9,949	3,628	3,306
Total revenues	65,515	51,275	23,270	17,840

Cost of products	(54,522)	(43,384)	(22,737)	(18,413)
Cost of services	(8,516)	(8,293)	(2,908)	(2,934)
Total costs and expenses	(63,038)	(51,677)	(25,645)	(21,347)
	2,477	(402)	(2,375)	(3,507)
Income/(loss) from operating investments, net	42	59	14	(15)
General and administrative expense	(4,427)	(3,623)	(1,522)	(1,085)
Research and development expense, net	(2,651)	(2,976)	(897)	(1,154)
Gain/(loss) on dispositions, net	63	5	(1)
Loss from operations	(4,496)	(6,937)	(4,781)	(5,761)
Other income, net	924	790	276	265
Interest and debt expense	(2,112)	(1,970)	(694)	(728)
Loss before income taxes	(5,684)	(8,117)	(5,199)	(6,224)
Income tax (expense)/benefit	(298)	149	(140)	50
Net loss	(5,982)	(7,968)	(5,339)	(6,174)
Less: net earnings/(loss) attributable to noncontrolling interest	3	(16)	(2)	(4)
Net loss attributable to Boeing shareholders	(5,985)	(7,952)	(5,337)	(6,170)
Less: mandatory convertible preferred stock dividends accumulated during the period	259		87
Net loss attributable to Boeing common shareholders	($6,244)	($7,952)	($5,424)	($6,170)
Basic loss per share	($8.25)	($12.91)	($7.14)	($9.97)
Diluted loss per share	($8.25)	($12.91)	($7.14)	($9.97)

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	September 30 2025	December 31 2024
Assets
Cash and cash equivalents	$6,173	$13,801
Short-term and other investments	16,811	12,481
Accounts receivable, net	3,314	2,631
Unbilled receivables, net	9,032	8,363
Current portion of financing receivables, net		207
Inventories	82,425	87,550
Other current assets, net	2,904	2,965
Assets held for sale	1,473
Total current assets	122,132	127,998
Financing receivables and operating lease equipment, net	245	314
Property, plant and equipment, net of accumulated depreciation of $23,470 and $22,925	12,078	11,412
Goodwill	7,281	8,084
Acquired intangible assets, net	1,495	1,957
Deferred income taxes	44	185
Investments	1,050	999
Other assets, net of accumulated amortization of $947 and $1,085	5,698	5,414
Total assets	$150,023	$156,363
Liabilities and equity
Accounts payable	$11,732	$11,364
Accrued liabilities	24,364	24,103
Advances and progress billings	57,962	60,333
Short-term debt and current portion of long-term debt	8,742	1,278
Liabilities held for sale	524
Total current liabilities	103,324	97,078
Deferred income taxes	191	122
Accrued retiree health care	2,086	2,176
Accrued pension plan liability, net	5,714	5,997
Other long-term liabilities	2,350	2,318
Long-term debt	44,611	52,586
Total liabilities	158,276	160,277
Shareholders’ equity:
Mandatory convertible preferred stock, 6.00% Series A, par value $1.00 - 20,000,000 shares authorized; 5,750,000 shares issued; aggregate liquidation preference $5,750	6	6
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	19,218	18,964
Treasury stock, at cost - 252,587,506 and 263,044,840 shares	(31,109)	(32,386)
Retained earnings	9,118	15,362
Accumulated other comprehensive loss	(10,544)	(10,915)
Total shareholders’ deficit	(8,250)	(3,908)
Noncontrolling interests	(3)	(6)
Total equity	(8,253)	(3,914)
Total liabilities and equity	$150,023	$156,363

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended September 30
(Dollars in millions)	2025	2024
Cash flows – operating activities:
Net loss	($5,982)	($7,968)
Adjustments to reconcile net loss to net cash used by operating activities:
Non-cash items –
Share-based plans expense	343	310
Treasury shares issued for 401(k) contributions	1,173	1,315
Depreciation and amortization	1,417	1,327
Investment/asset impairment charges, net	32	48
Gain on dispositions, net	(63)	(5)
777X and 767 reach-forward losses	5,140	3,006
Other charges and credits, net	217	270
Changes in assets and liabilities –
Accounts receivable	(836)	(275)
Unbilled receivables	(679)	(1,042)
Advances and progress billings	(2,065)	1,666
Inventories	(116)	(6,854)
Other current assets	227	(26)
Accounts payable	539	122
Accrued liabilities	574	327
Income taxes receivable, payable and deferred	93	(282)
Other long-term liabilities	(294)	(228)
Pension and other postretirement plans	(436)	(736)
Financing receivables and operating lease equipment, net	274	258
Other	176	137
Net cash used by operating activities	(266)	(8,630)
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(1,986)	(1,582)
Proceeds from disposals of property, plant and equipment	5	46
Acquisitions, net of cash acquired		(50)
Proceeds from dispositions	35
Contributions to investments	(36,337)	(1,751)
Proceeds from investments	32,674	4,546
Supplier notes receivable	(292)	(494)
Repayments on supplier notes receivable		40
Purchase of distribution rights		(88)
Other		(14)
Net cash (used)/provided by investing activities	(5,901)	653
Cash flows – financing activities:
New borrowings	138	10,120
Debt repayments	(721)	(4,824)
Employee taxes on certain share-based payment arrangements	(28)	(73)
Dividends paid on mandatory convertible preferred stock	(244)
Other	43	15
Net cash (used)/provided by financing activities	(812)	5,238
Effect of exchange rate changes on cash and cash equivalents	39	8
Net decrease in cash & cash equivalents, including restricted	(6,940)	(2,731)
Cash & cash equivalents, including restricted, at beginning of year	13,822	12,713
Cash & cash equivalents, including restricted, at end of period	6,882	9,982
Less restricted cash & cash equivalents, included in Investments	709	21
Cash & cash equivalents at end of period	$6,173	$9,961

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Nine months ended September 30		Three months ended September 30
(Dollars in millions)	2025	2024	2025	2024
Revenues:
Commercial Airplanes	$30,115	$18,099	$11,094	$7,443
Defense, Space & Security	19,817	18,507	6,902	5,536
Global Services	15,714	14,835	5,370	4,901
Unallocated items, eliminations and other	(131)	(166)	(96)	(40)
Total revenues	$65,515	$51,275	$23,270	$17,840
Loss from operations:
Commercial Airplanes	($6,447)	($5,879)	($5,353)	($4,021)
Defense, Space & Security	379	(3,146)	114	(2,384)
Global Services	2,930	2,620	938	834
Segment operating loss	(3,138)	(6,405)	(4,301)	(5,571)
Unallocated items, eliminations and other	(2,145)	(1,364)	(748)	(418)
FAS/CAS service cost adjustment	787	832	268	228
Loss from operations	(4,496)	(6,937)	(4,781)	(5,761)
Other income, net	924	790	276	265
Interest and debt expense	(2,112)	(1,970)	(694)	(728)
Loss before income taxes	(5,684)	(8,117)	(5,199)	(6,224)
Income tax (expense)/benefit	(298)	149	(140)	50
Net loss	(5,982)	(7,968)	(5,339)	(6,174)
Less: net earnings/(loss) attributable to noncontrolling interest	3	(16)	(2)	(4)
Net loss attributable to Boeing shareholders	(5,985)	(7,952)	(5,337)	(6,170)
Less: Mandatory convertible preferred stock dividends accumulated during the period	259		87
Net loss attributable to Boeing common shareholders	($6,244)	($7,952)	($5,424)	($6,170)

Research and development expense, net:
Commercial Airplanes	$1,657	$1,852	$565	$779
Defense, Space & Security	618	728	198	234
Global Services	91	103	32	36
Other	285	293	102	105
Total research and development expense, net	$2,651	$2,976	$897	$1,154

Unallocated items, eliminations and other:
Share-based plans	($40)	$118	$11	$65
Deferred compensation	(150)	(100)	(70)	(51)
Amortization of previously capitalized interest	(64)	(70)	(22)	(24)
Research and development expense, net	(285)	(293)	(102)	(105)
Eliminations and other unallocated items	(1,606)	(1,019)	(565)	(303)
Sub-total (included in Core operating loss)	(2,145)	(1,364)	(748)	(418)
Pension FAS/CAS service cost adjustment	588	608	198	148
Postretirement FAS/CAS service cost adjustment	199	224	70	80
FAS/CAS service cost adjustment	787	832	$268	$228
Total	($1,358)	($532)	($480)	($190)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Nine months ended September 30		Three months ended September 30
Commercial Airplanes	2025	2024	2025	2024
737	330	229	121	92
767	20	15	6	6
777	29	11	9	4
787	61	36	24	14
Total	440	291	160	116

Defense, Space & Security
AH-64 Apache (New)	14	10	8	7
AH-64 Apache (Remanufactured)	28	24	7	11
CH-47 Chinook (New)	1	2	—	—
CH-47 Chinook (Renewed)	9	7	2	2
F-15 Models	7	10	3	3
F/A-18 Models	12	5	3	1
KC-46 Tanker	9	10	4	5
MH-139	6	3	1	3
P-8 Models	4	4	2	1
T-7A Red Hawk	—	1	—	1
Commercial Satellites	4	—	2	—
Total[1]	94	76	32	34
1 Deliveries of new-build production units, including remanufactures and modifications

Total backlog (Dollars in millions)	September 30 2025	December 31 2024
Commercial Airplanes	$534,613	$435,175
Defense, Space & Security	76,084	64,023
Global Services	24,634	21,403
Unallocated items, eliminations and other	357	735
Total backlog	$635,688	$521,336

Contractual backlog	$598,551	$498,802
Unobligated backlog	37,137	22,534
Total backlog	$635,688	$521,336

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margins, and core loss per share with the most directly comparable GAAP financial measures of loss from operations, operating margins, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Third Quarter 2025		Third Quarter 2024
	$ millions	Per Share	$ millions	Per Share
Revenues	$23,270		$17,840
Loss from operations (GAAP)	(4,781)		(5,761)
Operating margins (GAAP)	(20.5)%		(32.3)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(198)		(148)
Postretirement FAS/CAS service cost adjustment	(70)		(80)
FAS/CAS service cost adjustment	(268)		(228)
Core operating loss (non-GAAP)	($5,049)		($5,989)
Core operating margins (non-GAAP)	(21.7)%		(33.6)%

Diluted loss per share (GAAP)		($7.14)		($9.97)
Pension FAS/CAS service cost adjustment	($198)	($0.26)	($148)	($0.24)
Postretirement FAS/CAS service cost adjustment	(70)	(0.09)	(80)	(0.13)
Non-operating pension income	(42)	(0.06)	(123)	(0.20)
Non-operating postretirement income	(5)	(0.01)	(18)	(0.03)
Provision for deferred income taxes on adjustments [1]	66	0.09	77	0.13
Subtotal of adjustments	($249)	($0.33)	($292)	($0.47)
Core loss per share (non-GAAP)		($7.47)		($10.44)

Diluted weighted average common shares outstanding (in millions)		759.9		618.6
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margins, and core loss per share with the most directly comparable GAAP financial measures of loss from operations, operating margins, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Nine Months 2025		Nine Months 2024
	$ millions	Per Share	$ millions	Per Share
Revenues	$65,515		$51,275
Loss from operations (GAAP)	(4,496)		(6,937)
Operating margins (GAAP)	(6.9)%		(13.5)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(588)		(608)
Postretirement FAS/CAS service cost adjustment	(199)		(224)
FAS/CAS service cost adjustment	(787)		(832)
Core operating loss (non-GAAP)	($5,283)		($7,769)
Core operating margins (non-GAAP)	(8.1)%		(15.2)%

Diluted loss per share (GAAP)		($8.25)		($12.91)
Pension FAS/CAS service cost adjustment	($588)	($0.78)	($608)	($0.99)
Postretirement FAS/CAS service cost adjustment	(199)	(0.26)	(224)	(0.36)
Non-operating pension income	(127)	(0.17)	(368)	(0.60)
Non-operating postretirement income	(14)	(0.02)	(55)	(0.09)
Provision for deferred income taxes on adjustments [1]	195	0.26	264	0.43
Subtotal of adjustments	($733)	($0.97)	($991)	($1.61)
Core loss per share (non-GAAP)		($9.22)		($14.52)

Diluted weighted average common shares outstanding (in millions)		756.7		615.8
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.